Exhibit 23 (a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Ladish Co., Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-53889) on Form S-8 of Ladish Co., Inc. of our report dated March 2, 2007, with respect to the consolidated statements of operations, stockholders’ equity, and cash flows of Ladish Co., Inc. and subsidiaries for the year ended December 31, 2006, which report appears in the December 31, 2008 annual report on Form 10-K of Ladish Co., Inc. and subsidiaries.

/s/ KPMG LLP
Milwaukee, Wisconsin
March 3, 2009

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